EXHIBIT 99.1

Carmell Announces PIPE Investment From Existing and New Investors

To Support Commercial Build-out

PITTSBURGH, December 24, 2024 (GLOBE NEWSWIRE) -- Carmell Corporation (Nasdaq: CTCX), a bio-aesthetics company focused on skin and hair health (“Carmell”, the “Company”, “we”, “our”, or “us”), today announced that it entered into a securities purchase agreement with new and existing investors for the issuance and sale of 8,065,210 shares of its common stock and an equal number of five-year warrants, both priced at $0.23 per share, in a private placement for aggregate gross proceeds of $1.85 million before deducting offering expenses and fees (the “Private Placement”). The warrants, if exercised, will result in an additional $1.85 million in proceeds to Carmell. The Private Placement was priced at a slight premium to the CTCX closing price on December 23, 2024.

Said Mr. Rajiv Shukla, Chairman of Carmell, “We are happy to announce an additional round of investment from existing and new investors to support the continued commercial build out of our revolutionary bio-aesthetics product pipeline.”

Following the closing of the Private Placement, Carmell will have approximately 29 million shares of common stock outstanding. The warrants may be exercised on the trading day immediately following the Stockholder Approval Date (as defined in the securities purchase agreement) and any time thereafter until the fifth anniversary of the warrant issue date to purchase up to an aggregate of 8,065,210 shares of CTCX common stock at an exercise price of $0.23 per share. The closing of the Private Placement is subject to customary closing conditions.

Brookline Capital Markets, a division of Arcadia Securities, LLC, served as the exclusive placement agent for the Private Placement.

About Carmell

Carmell is a bio-aesthetics company that utilizes the Carmell Secretome™ to support skin and hair health. The Carmell Secretome™ consists of a potent cocktail of growth factors and proteins extracted from allogeneic human platelets sourced from U.S. Food and Drug Administration-approved tissue banks. Over the past 7 years, the Company has extensively tested the technology underpinning the Carmell Secretome™. Additionally, the Company has developed a novel microemulsion formulation that enables delivery of lipophilic and hydrophilic ingredients without relying on the Foul Fourteen™, 14 potentially harmful excipients that are commonly used by other companies to impart texture, stability, and other desirable physicochemical attributes to cosmetic products. Carmell’s microemulsion formulations do not utilize mineral or vegetable oils and are designed to be non-comedogenic. The Company is also developing a line of men’s products and a line of topical haircare products. All products are tailored to meet the demanding technical requirements of professional care providers and discerning retail consumers. For more information, visit www.carmellcosmetics.com.

About Private Placement

The offer and sale of the shares of common stock sold in the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of its common stock sold in the Private Placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs, assumptions and information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. However, not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements the launch and commercialization of our products, the impact of the Private Placement on the outstanding shares of our common stock, statements regarding the completion of the Private Placement, and the execution of our business strategy. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, those described under the header “Risk Factors” in the Annual Report on Form 10-K filed by Carmell with the SEC on April 1, 2024, and in our other reports filed with the SEC. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Bryan J. Cassaday

bc@carmellcorp.com